Exhibit 99.2

OLD REPUBLIC INTERNATIONAL CORPORATION STOCK ORDER FORM

FOR SUBSCRIPTION OFFERING TO

ELIGIBLE MEMBERS, OFFICERS, DIRECTORS AND EMPLOYEES OF

EVERETT CASH MUTUAL INSURANCE CO.

on the terms described in the

Proxy Statement/Prospectus dated [●], 2026.

Another copy of the Proxy Statement/Prospectus may be obtained by calling 1-800-937-5449.

WHEN YOU COMPLETE THIS FORM, PLEASE READ THE ENCLOSED INSTRUCTIONS.

This Stock Order Form may only be used by the person named below. To subscribe for shares of common stock, par value $1.00 per share (“common stock”), of Old Republic International Corporation (“Old Republic”), this original Stock Order Form (which includes IRS Form W-9) and, if applicable, the enclosed entity authorization certification, all properly completed and signed, must be received with the correct total payment at the address given below by 4:00 p.m. Eastern Time on [●], 2026 (the “Pricing Date”), and your payment must have cleared by that time. Late subscriptions or emails, faxes or copies of this page will not be accepted for subscriptions. Old Republic and Everett Cash Mutual Insurance Co. (“ECM”) reserve the right to accept or reject improper subscriptions. Employees of ECM or any of its subsidiaries must follow additional instructions set forth below. Your share registration will be in the name and at the address shown below. (For address changes, please see below).

Please read and follow the accompanying instructions carefully before completing and deliver to:

If delivering by hand, express mail, courier, or

other expedited service:

Equiniti Trust Company, LLC

1110 Centre Pointe Curve

Suite # 101

Mendota Heights, MN 55120

Attn: Onbase - Reorganization Department

If delivering by mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120

Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))

SUBSCRIPTION AMOUNT $ .00

Write the dollar amount you wish to subscribe in the box at left. Do not enter a number of shares.

Your subscription amount must be at least $500. The maximum amount for which you may subscribe in this offering (the “Offering”) is $350,000.

METHOD OF PAYMENT (CHECK ONE): Your subscription must include payment of an amount totaling the subscription amount written above in one of the following forms (please check one):
☐	Bank check drawn upon a U.S. bank and payable to “Equiniti Trust Company, LLC”, with “Subscription” noted on the memo line.
☐	Wire transfer of immediately available funds directly to the subscription agent’s account described in the attached Instructions.

Each bank check or wire transfer must indicate the Subscriber’s name as shown above. If the method of payment does not include the subscriber’s name as shown above, the subscription will not be accepted.

Your payment must have cleared by the Pricing Date. Your payment must be made using a bank check or wire transfer. Personal checks will not be accepted for your subscription.

ACKNOWLEDGMENT AND SIGNATURE(S) OF SUBSCRIBER:

I acknowledge receipt of the proxy statement/prospectus of Old Republic and ECM dated [●], 2026 (the “proxy statement/prospectus”), which contains disclosures concerning, among other things, the nature of the securities being offered and the risks involved in the investment, including those described under the heading “Risk Factors.”

I acknowledge that the proxy statement/prospectus contains important information about purchase limitations that apply to all purchasers in the Offering, including purchasers who are directors, officers or employees of ECM or its subsidiaries.

I hereby subscribe for shares of Old Republic common stock in the dollar amount shown on the terms of the Offering as described in the proxy statement/prospectus. A subscription may only be revoked in accordance with the instructions at the end of this Stock Order Form under the heading “Revoking Your Subscription”.

I certify that this subscription is for the account of the subscriber named above and not for the benefit of any other person and that, if I am signing on behalf of a subscribing entity or otherwise in a fiduciary capacity, I am legally authorized to sign.

I certify that this subscription is in compliance with the terms of the Offering and all of the information provided in this form is accurate and correct, and I acknowledge that any false information may be cause for disqualification from the Offering.

If signing on behalf of a corporation, limited liability company, partnership, or other entity, the entity authorization certification included with this Stock Order Form must be completed and returned with this completed Stock Order Form and payment.

The signature(s) must correspond with the name(s) as printed on the front of this Stock Order Form in every particular, without alteration or enlargement, or any other change whatsoever. If your ECM insurance policy is (or was) in joint names, both persons need to sign.

If I am an employee of ECM or any of its subsidiaries, I acknowledge my subscription will not be accepted unless I complete and sign the employee withholding authorization and send a bank check or wire as described below to cover estimated withholding taxes.

Signature (with title, if the subscriber is not an individual)	Date

ADDRESS FOR SUBMITTING THIS STOCK ORDER FORM

Delivery other than in the manner described below will not constitute valid delivery.

Equiniti Trust Company, LLC

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

Attn: Onbase – Reorganization Department

Address Changes

Please register the shares issuable to me in my name and at the following address rather than the address shown on the mailing label on the front of this form. A medallion signature guarantee must be provided for an address change.

New Address:
City:	State:	Zip:
Daytime Telephone Number:

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Old Republic International Corporation

Stock Order Form Instructions

All subscriptions for shares of common stock of Old Republic International Corporation (“Old Republic”) are subject to the requirements and limitations set forth in the Plan of Conversion of Everett Cash Mutual Insurance Co. (“ECM”), as described in the proxy statement/prospectus. Once submitted, subscriptions can only be modified or revoked in the manner provided below under the heading “Revoking your Subscription”.

None of Old Republic or ECM or any of their representatives is giving you any investment or tax advice in connection with this Offering nor making any recommendation as to whether or not you should subscribe or as to Old Republic common stock as an investment. You should consult your own investment and tax advisors if you have questions about any such matters.

Note: Terms below marked with an asterisk (*) are used as defined in the proxy statement/prospectus, a copy of which was mailed to you with the Stock Order Form and these Instructions.

SUBSCRIPTION AND PAYMENT

If you wish to subscribe, you must complete, sign and return your original Stock Order Form (which includes IRS Form W-9) and, if you are not a natural person, the enclosed entity authorization certification in order to certify as to the entity’s authority to purchase stock in the Offering, and submit payment of your subscription amount as follows:

1.	Write the total U.S. dollar amount you wish to invest in the box labeled “SUBSCRIPTION AMOUNT.” Do not enter a number of shares.

●	The minimum amount that you may subscribe is $500.

●	The maximum amount for which you may subscribe in the Offering is $350,000, even if you are an Eligible Member* with multiple policies.

●	Subscriptions by ECM Participants* are subject to additional purchase limitations and restrictions set forth under the section titled “The Offering--Limitations on Subscriptions and Purchases of Common Stock” of the proxy statement/prospectus.

Please note: If the amount you insert as the “Subscription Amount” does not match the amount of the payment you make by check, draft or wire transfer, you will be treated as having subscribed for the lower amount.

Please note: Emails, faxes or copies of the Stock Order Form will not be accepted for subscriptions.

The Per Share Purchase Price* and number of shares you will receive for your subscription will be determined on the Pricing Date* and will depend in part on the aggregate amount subscribed for by all participants in the Offering and in part on Old Republic’s 10-day VWAP.* For a detailed description of how the Per Share Purchase Price will be calculated, see the section titled “The Offering—Per Share Purchase Price” of the proxy statement/prospectus.

2.	Check one box under “METHOD OF PAYMENT” to indicate whether you will pay the subscription amount by either (a) bank check or (b) wire transfer.

●	If you are paying by bank check:

●	it must be made payable to “Equiniti Trust Company, LLC”, with “Subscription” noted in the memo line,

●	it must include your printed name as shown on your Stock Order Form, and

●	it must be received by the subscription agent in time to clear no later than the Pricing Date.

●	If you are paying by wire transfer, see the instructions below.

Please note: The subscription agent will not accept cash, personal checks or third party checks. Bank checks will be deposited upon receipt.

3.	Sign the Stock Order Form. Your signature must correspond with the name of the registered policyholder (or former registered policyholder), or officer, director, or employee of ECM, as the case may be, exactly as it appears in the mailing label on the form, without any change whatsoever. Note: If you are an Eligible Member and also either an officer, director or employee of ECM, you will be deemed to subscribe as an Eligible Member.

●	If your ECM insurance policy is (or was) in joint names, both persons need to sign the form.

●	If you are signing on behalf of a corporation, limited liability company, partnership, or other entity that is the subscriber, you must also complete and return the entity authorization certification included with the Stock Order Form.

4.	Complete (including inserting your Social Security Number or (if an entity) Federal Employer Identification Number) and sign the IRS Form W-9 included as part of this stock order form.

5.	If you are an Employee* (and not an Eligible Member), you must:

●	sign and return the enclosed employee withholding authorization in order to estimate the amount of your tax withholding obligation, and authorize additional withholding (if any), on the discount on shares of common stock of Old Republic you purchase in the Offering, as described in the employee withholding authorization, and

●	pay by a separate wire or include an additional bank check in the amount of the estimated withholding amount as determined by following the instructions on the reverse side of the employee withholding authorization, payable to “Equiniti Trust Company, LLC” with “tax withholding” noted in the memo line, to cover the estimated tax withholding. If paying by wire, follow the wire instructions set forth below.

6.	Transmit the completed, signed Stock Order Form and IRS Form W-9 and, if applicable, the entity authorization certification or the employee withholding authorization, together with your bank check for the subscription amount and, if applicable, a separate bank check for the estimated tax withholding amount, if using that method of payment, so that they are received (not just postmarked) by 4:00 p.m. Eastern time on the Pricing Date, [●], 2026, to:

Equiniti Trust Company, LLC

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

Attn: Onbase – Reorganization Department

Please note: Delivery of subscriptions other than to the address above will not constitute valid delivery. The method of delivery of the Stock Order Form and payment of the subscription amount and if applicable the estimated tax withholding amount will be at your risk. We recommend that you send the Stock Order Form and bank check by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent before the Pricing Date.

7.	If you are paying by wire transfer, instruct your bank to send the payment as follows:

Beneficiary Bank Information

Beneficiary Bank Name: JPMORGAN CHASE BANK

Beneficiary Bank Address: 55 WATER STREET, NEW YORK, NY 10041

Beneficiary Bank ABA#: 021 000 021

Beneficiary Bank SWIFT/BIC: CHASUS33

Beneficiary Information

Beneficiary Name: EQUINITI TRUST COMPANY, LLC

Beneficiary Address: 28 LIBERTY STREET, 53RD FLOOR, NEW YORK, NY 10005

Beneficiary Account Number: 530354616 Reference: INSERT SUBSCRIBER’S NAME

Account Name: ECM/Old Republic

Please note: If you are paying by wire to cover estimated tax withholding, reference “tax withholding” in the memo line.

Please note: You must insert your name it appears on the front of the Stock Order Form, as the “Reference” information when you give the wiring instructions to your bank. If you do not include this information, the subscription agent will not be able to match your payment with your subscription information, and your subscription will not be accepted.

Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), received by the subscription agent will be considered your subscription amount.

Your completed Stock Order Form and IRS Form W-9, and if applicable, the entity authorization certification or employee withholding authorization, and your payment(s) must be received by the subscription agent no later than 4:00 p.m. Eastern Time on the Pricing Date, [●], 2026, and your payment(s) must have cleared by that time, or your subscription will not be valid.

ISSUANCE OF SHARES

Subject to the provisions of the Plan related to oversubscription, limits on subscriptions, and the right of Old Republic and ECM to reject subscriptions, in whole or in part, the number of shares of Old Republic common stock to be sold to you for your subscription amount will equal the whole number nearest to but not exceeding the quotient of your valid subscription amount divided by the purchase price per share, as determined on the Pricing Date. Old Republic will not issue fractional shares. The subscription agent will refund to you, without interest, any amount of your subscription in excess of the amount used to purchase whole shares.

As described in more detail under the section titled “The Offering—Delivery of Common Stock” of the proxy statement/prospectus, as soon as practicable after the Offering terminates and after all allocations have been completed, Old Republic’s transfer agent will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Direct Registration System, or DRS. No physical stock certificates will be issued for shares purchased in the Offering.

REVOKING YOUR SUBSCRIPTION

Old Republic will post the final 10-day VWAP on the Offering website as soon as practicable after 4:00 p.m. on the Pricing Date. You may revoke your subscription (in whole and not in part) at any time during the 10 trading-day period ending on the Pricing Date and until one (1) hour after the final 10-day VWAP has been posted at http://oldrepublic.com/ecm (the “Revocation Period”). To revoke your subscription, you must notify the subscription agent in a writing received by the subscription agent before the end of the Revocation Period. Your notice of revocation must include your name and address as shown on your Stock Order Form, and the statement, “I hereby revoke my entire subscription for shares of Old Republic common stock” and must be signed with the proper name of the subscriber. You may do this by U.S. Mail or courier service at Equiniti Trust Company, LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, Attn: Onbase – Reorganization Department. The subscription agent’s record of the time any such notice was received shall be dispositive. After the Revocation Period, all subscriptions made by conforming order forms with full payment will become irrevocable.

QUESTIONS?

If you have any specific questions regarding the Stock Order Form, your subscription, or the revocation of your subscription that cannot be answered by these instructions, please consult your legal advisor or contact Equinity Trust Company, LLC at 1-800-937-5449. For general questions related to the Offering, please contact Old Republic’s representatives at (610) 205-6005 or oldrepublic@griffinfingroup.com.

Form **W-9** (Rev. March 2024)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . . ______

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ______

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ______

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X Form **W-9** (Rev. 3-2024)

Page 2 Form W - 9 (Rev. 3 - 2024) must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. • Form 1099 - INT (interest earned or paid). • Form 1099 - DIV (dividends, including those from stocks or mutual funds). • Form 1099 - MISC (various types of income, prizes, awards, or gross proceeds). • Form 1099 - NEC (nonemployee compensation). • Form 1099 - B (stock or mutual fund sales and certain other transactions by brokers). • Form 1099 - S (proceeds from real estate transactions). • Form 1099 - K (merchant card and third - party network transactions). • Form 1098 (home mortgage interest), 1098 - E (student loan interest), and 1098 - T (tuition). • Form 1099 - C (canceled debt). • Form 1099 - A (acquisition or abandonment of secured property). Use Form W - 9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. Caution: If you don’t return Form W - 9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding , later. By signing the filled - out form , you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued) ; 2. Certify that you are not subject to backup withholding ; or 3. Claim exemption from backup withholding if you are a U . S . exempt payee ; and 4. Certify to your non - foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable) ; and 5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct . See What Is FATCA Reporting , later, for further information . Note: If you are a U.S. person and a requester gives you a form other than Form W - 9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W - 9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701 - 7). Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441 – 1474). Under those rules, if a Form W - 9 or other certification of non - foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. The following persons must provide Form W - 9 to the payor for purposes of establishing its non - foreign status. • In the case of a disregarded entity with a U . S . owner, the U . S . owner of the disregarded entity and not the disregarded entity . • In the case of a grantor trust with a U . S . grantor or other U . S . owner, generally, the U . S . grantor or other U . S . owner of the grantor trust and not the grantor trust . • In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust. See Pub. 515 for more information on providing a Form W - 9 or a certification of non - foreign status to avoid withholding. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441 - 1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W - 9. Instead, use the appropriate Form W - 8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l) - 1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non - foreign person for purposes of section 1445 withholding, do not use Form W - 9. Instead, use Form W - 8EXP (or other certification of non - foreign status). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W - 9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S. - China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S. - China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W - 9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W - 8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include, but are not limited to, interest, tax - exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third - party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return . Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester; 2. You do not certify your TIN when required (see the instructions for Part II for details); 3. The IRS tells the requester that you furnished an incorrect TIN; 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or 5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under “ By signing the filled - out form ” above (for reportable interest and dividend accounts opened after 1983 only).

Page 3 Form W - 9 (Rev. 3 - 2024) Certain payees and payments are exempt from backup withholding. See Exempt payee code , later, and the separate Instructions for the Requester of Form W - 9 for more information. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding , earlier. What Is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code , later, and the Instructions for the Requester of Form W - 9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W - 9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W - 9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W - 9. If you are providing Form W - 9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W - 9. • Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note for ITIN applicant: Enter your individual name as it was entered on your Form W - 7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application. • Sole proprietor. Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) name on line 2. • Partnership, C corporation, S corporation, or LLC, other than a disregarded entity. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. • Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2. • Disregarded entity. In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701 - 2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner’s name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W - 8 instead of a Form W - 9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2. Line 3a Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a. THEN check the box for . . . IF the entity/individual on line 1 is a(n) . . . Corporation. • Corporation Individual/sole proprietor. • Individual or • Sole proprietorship Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation. • LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation Partnership. • Partnership Trust/estate. • Trust/estate Line 3b Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W - 8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W - 9 from any partner, owner, or beneficiary that has checked the box on line 3b. Note: A partnership that provides a Form W - 9 and checks box 3b may be required to complete Schedules K - 2 and K - 3 (Form 1065). For more information, see the Partnership Instructions for Schedules K - 2 and K - 3 (Form 1065). If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply. Line 4 Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you . Exempt payee code . • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third - party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099 - MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4. 1 — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Page 4 Form W - 9 (Rev. 3 - 2024) 2 — The United States or any of its agencies or instrumentalities. 3 — A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities. 4 — A foreign government or any of its political subdivisions, agencies, or instrumentalities. 5 — A corporation. 6 — A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U . S . commonwealth or territory . 7 — A futures commission merchant registered with the Commodity Futures Trading Commission . 8 — A real estate investment trust . 9 — An entity registered at all times during the tax year under the Investment Company Act of 1940. 10 — A common trust fund operated by a bank under section 584(a). 11 — A financial institution as defined under section 581. 12 — A middleman known in the investment community as a nominee or custodian. 13 — A trust exempt from tax under section 664 or described in section 4947. The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. THEN the payment is exempt for . . . IF the payment is for . . . All exempt payees except for 7. • Interest and dividend payments Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. • Broker transactions Exempt payees 1 through 4. • Barter exchange transactions and patronage dividends Generally, exempt payees 1 through 5. 2 • Payments over $600 required to be reported and direct sales over $5,000 1 Exempt payees 1 through 4. • Payments made in settlement of payment card or third - party network transactions 1 See Form 1099 - MISC, Miscellaneous Information, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099 - MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W - 9 with “Not Applicable” (or any similar indication) entered on the line for a FATCA exemption code. A — An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37). B — The United States or any of its agencies or instrumentalities. C — A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities. D — A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472 - 1(c)(1)(i). E — A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472 - 1(c)(1)(i). F — A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state. G — A real estate investment trust. H — A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940. I — A common trust fund as defined in section 584(a). J — A bank as defined in section 581. K — A broker. L — A trust exempt from tax under section 664 or described in section 4947(a)(1). M — A tax - exempt trust under a section 403(b) plan or section 457(g) plan. Note : You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed . Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W - 9 will mail your information returns. If this address differs from the one the requester already has on file, enter “NEW” at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single - member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester , later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS - 5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov . You may also get this form by calling 800 - 772 - 1213. Use Form W - 7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS - 4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/EIN . Go to www.irs.gov/Forms to view, download, or print Form W - 7 and/or Form SS - 4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W - 7 and/or Form SS - 4 mailed to you within 15 business days. If you are asked to complete Form W - 9 but do not have a TIN, apply for a TIN and enter “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60 - day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note : Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon . See also Establishing U . S . status for purposes of chapter 3 and chapter 4 withholding , earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code . Caution : A disregarded U . S . entity that has a foreign owner must use the appropriate Form W - 8 .

Page 5 Form W - 9 (Rev. 3 - 2024) Part II . Certification To establish to the withholding agent that you are a U . S . person, or resident alien, sign Form W - 9 . You may be requested to sign by the withholding agent even if item 1 , 4 , or 5 below indicates otherwise . For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code , earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third - party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester Give name and SSN of: For this type of account: The individual 1. Individual The actual owner of the account or, if combined funds, the first individual on the account 1 2. Two or more individuals (joint account) other than an account maintained by an FFI Each holder of the account 3. Two or more U.S. persons (joint account maintained by an FFI) The minor 2 4. Custodial account of a minor (Uniform Gift to Minors Act) The grantor - trustee 1 5. a. The usual revocable savings trust (grantor is also trustee) The actual owner 1 b. So - called trust account that is not a legal or valid trust under state law The owner 3 6. Sole proprietorship or disregarded entity owned by an individual The grantor* 7 . Grantor trust filing under Optional Filing Method 1 (see Regulations section 1 . 671 - 4 (b)(2)(i)(A))** Give name and EIN of: For this type of account: The owner Legal entity 4 The corporation The organization The partnership The broker or nominee The public entity The trust 8. Disregarded entity not owned by an individual 9. A valid trust, estate, or pension trust 10. Corporation or LLC electing corporate status on Form 8832 or Form 2553 11. Association, club, religious, charitable, educational, or other tax - exempt organization 12. Partnership or multi - member LLC 13. A broker or registered nominee 14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671 - 4(b)(2)(i)(B))** 1 List first and circle the name of the person whose number you furnish . If only one person on a joint account has an SSN, that person’s number must be furnished . 2 Circle the minor’s name and furnish the minor’s SSN . 3 You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust . (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title . ) * Note : The grantor must also provide a Form W - 9 to the trustee of the trust . ** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041 . Note : If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed . Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax return preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800 - 908 - 4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Page 6 Form W - 9 (Rev. 3 - 2024) Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll - free case intake line at 877 - 777 - 4778 or TTY/TDD 800 - 829 - 4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov . You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800 - 366 - 4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint . You can contact the FTC at www . ftc . gov/idtheft or 877 - IDTHEFT ( 877 - 438 - 4338 ) . If you have been the victim of identity theft, see www . IdentityTheft . gov and Pub . 5027 . Go to www . irs . gov/IdentityTheft to learn more about identity theft and how to reduce your risk . Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.